EXHIBIT 99.1

For immediate release:
November 3, 2015

Zoetis Reports Third Quarter 2015 Results

•	Delivers 9% Operational Growth in Revenue and 31% Operational Growth in Adjusted Net Income, Excluding Foreign Exchange

•	Third Quarter 2015 Reported Revenue of $1.2 Billion was Flat Compared to Third Quarter 2014

•	Third Quarter 2015 Reported Net Income of $189 Million, or $0.38 Per Diluted Share, Increased 14% and 15%, Respectively, Compared to Third Quarter 2014

•	Third Quarter 2015 Adjusted Net Income[1] of $252 Million, or Adjusted Diluted EPS[1] of $0.50, Increased 22% Compared to Third Quarter 2014

•	Updates Full Year 2015 Revenue Guidance to $4.700 - $4.750 Billion and Full Year 2015 Adjusted Diluted EPS[1] Guidance to $1.70 - $1.74

•	Updates Financial Outlook for Full Year 2016 and 2017

FLORHAM PARK, N.J. - Nov. 3, 2015 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2015, and updated its full year 2015 guidance, as well as its financial outlook for full year 2016 and 2017.

The company reported revenue of $1.2 billion for the third quarter of 2015, which was flat compared to the third quarter of 2014. Revenue reflected an operational2 increase of 9%, excluding the impact of foreign exchange.

Net income for the third quarter of 2015 was $189 million, or $0.38 per diluted share, an increase of 14% and 15%, respectively, compared to the third quarter of 2014. Adjusted net income1 for the third quarter of 2015 was $252 million, or $0.50 per diluted share, an increase of 22% compared to the third quarter of 2014. Adjusted net income for the third quarter of 2015 excludes the net impact of $63 million, or $0.12 per diluted share, for purchase accounting adjustments, acquisition-related costs and certain significant items. On an operational basis, adjusted net income for the third quarter of 2015 increased 31% compared to the third quarter of 2014, with foreign currency having a negative impact of 9%.

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EXECUTIVE COMMENTARY
“We continued to deliver strong revenue and adjusted net income growth this quarter, based on our diverse portfolio of high-quality products and our continued discipline on costs and expenses,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “We generated operational growth of 9% in revenue and 31% in adjusted net income, delivering adjusted diluted EPS of 50 cents per share. This quarter’s growth was largely due to the performance of our livestock business in the U.S., the integration of Abbott Animal Health products into our business, and the growth of recent product launches, led by APOQUEL."

“Despite some global economic challenges, the animal health industry remains resilient based on the strong fundamental drivers for improved protein production and healthier pets,” said Alaix. “Our growth strategies and resources are aligned against these drivers to expand our market leadership in the industry. The recently announced acquisition of PHARMAQ, a market-leading company in aquatic health, is an example of this growth strategy and will bring us another platform and pipeline to strengthen our core livestock business.”

“The financial highlights of the quarter were once again operational revenue growth across our portfolio and cost discipline that drove significant growth in adjusted net income,” said Zoetis Chief Financial Officer Paul Herendeen. “The productivity of our R&D engine and performance in the U.S. and key emerging markets like Brazil and China give us confidence in our future prospects. With this view, we are updating our guidance for full year 2015 and our outlook for full year 2016 and 2017, while managing the expected headwinds of foreign exchange.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its business across two regional operating segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs.

In the third quarter of 2015:

•
Revenue in the U.S. segment was $632 million, an increase of 19% compared to the third quarter of 2014.  Sales of companion animal products grew 27%, led by the addition of Abbott Animal Health products and the performance of key brands including APOQUEL®, as well as REVOLUTION®, CERENIA®, PROHEART® and CONVENIA®. Sales of livestock products grew 13%, driven by sales of cattle and swine products, due primarily to the timing of seasonal buying patterns. Sales of poultry products declined slightly.

•
Revenue in the International segment was $569 million, an increase of 2% on an operational basis compared to the third quarter of 2014. In companion animal, sales grew 7% operationally, primarily driven by sales of APOQUEL and the addition of Abbott products. Sales in Japan grew significantly due to the termination of a distributor agreement that

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resulted in a product buyback in the prior year. Competitive pressures on REVOLUTION in certain key markets partially offset growth in companion animal products. In livestock, sales were flat operationally despite revenue growth in Brazil, Australia and China. Livestock growth in Brazil was driven by cattle due to favorable market conditions and recent product launches, as well as growth in poultry. In Australia, growth was driven by increased feedlot activity in the cattle market, while an improving pork market in China drove growth across the swine portfolio. This growth was offset by our business reduction in Venezuela and lower sales in France, which were compared to higher sales in the prior year related to changes in anti-infective legislation.

Zoetis continues to drive demand and strengthen its diverse portfolio of products through lifecycle developments, strong customer relationships and access to new markets and technologies. The company is focused on improving the performance and delivery of its current product lines; expanding product indications across species; pursuing approvals in new geographies; and developing innovative medicines, treatments and solutions for emerging diseases and unmet customer needs. Some recent highlights include:

•
Yesterday, Zoetis announced an agreement to purchase PHARMAQ, the global leader in vaccines and innovation for health products in aquaculture. Acquiring PHARMAQ, the market leader in vaccines for farmed fish, strengthens Zoetis’ core livestock business, giving the company an increased presence in the fastest growing segment of the animal health industry.

•
In the third quarter, Zoetis received a positive opinion from the European Medicines Agency's Committee for Medicinal Products for Veterinary Use (CVMP), recommending the granting of a marketing authorization for SIMPARICATM, a once-monthly chewable oral medication for the treatment of flea, tick and mange mite infestations in dogs beginning at age eight weeks. The active substance of SIMPARICA is sarolaner, a new ectoparasiticide belonging to the isoxazoline group.

•
Zoetis strengthened its commitment to innovation in China with the opening of a new research and development center near Beijing last week. The site will serve as home to a team of scientists who will initially focus on accelerating the development of quality vaccines tailored to the strains of illnesses that affect livestock in China. In addition, Zoetis opened a new global manufacturing and supply facility in Suzhou, China, replacing its original Suzhou manufacturing facility that opened in 1995. The site will house the manufacture of pre-mix and soluble powder medicines that will help keep farm animals healthy and set a strong foundation for future growth in China.

FINANCIAL GUIDANCE
Zoetis is updating its financial guidance for full year 2015 to reflect its most recent expectations for the fourth quarter and recent changes in foreign exchange rates:

•	Revenue of between $4.700 billion to $4.750 billion

•	Reported diluted EPS of between $0.82 to $0.89 per share

•	Adjusted diluted EPS[1] of between $1.70 to $1.74 per share

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The company also provided updates to its long-term outlook for:
Full Year 2016

•	Revenue of $4.750 billion to $4.875 billion

•	Reported diluted EPS of between $1.50 to $1.68 per share[3]

•	Adjusted cost of sales[1] as a percentage of revenue of approximately 33% to 34%

•	Adjusted EBIT margin[1] of approximately 31%

•	Adjusted diluted EPS of $1.84 to $1.94

Full Year 2017

•	Revenue of $5.025 billion to $5.225 billion

•	Reported diluted EPS of between $2.04 to $2.22 per share[3]

•	Adjusted cost of sales[1] as a percentage of revenue of approximately 32% to 33%

•	Adjusted EBIT margin[1] of approximately 34%

•	Adjusted diluted EPS of $2.24 to $2.38

Additional guidance on other items for 2015, 2016 and 2017, such as expenses and tax rate, are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EST) today, during which company executives will review third quarter financial results, discuss 2015 financial guidance, talk about the acquisition of PHARMAQ, and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://www.zoetis.com/events-and-presentations. A replay of the webcast will be archived and made available on Nov. 3, 2015.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. In 2014, the company generated annual revenue of $4.8 billion. With approximately 10,000 employees worldwide at the beginning of 2015, Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in 120 countries. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth is defined as revenue growth excluding the impact of foreign exchange.

3 Includes preliminary estimate of purchase price allocation for PHARMAQ.

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DISCLOSURE NOTICES
Forward-Looking Statements:  This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, expectations regarding products, future use of cash and dividend payments, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	John O'Connor
1-973-443-2742 (o)	1-973-822-7088 (o)
william.price@zoetis.com	john.oconnor@zoetis.com

Elinore White	Steve Frank
1-973-443-2835 (o)	1-973-822-7141 (o)
elinore.y.white@zoetis.com	steve.frank@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Third Quarter			Nine Months
	2015	2014	% Change	2015	2014	% Change
Revenue	$1,214	$1,210	—	$3,491	$3,465	1
Costs and expenses:
Cost of sales(b)	421	434	(3)	1,242	1,226	1
Selling, general and administrative expenses(b)	374	394	(5)	1,107	1,146	(3)
Research and development expenses(b)	91	93	(2)	255	272	(6)
Amortization of intangible assets(c)	15	16	(6)	45	46	(2)
Restructuring charges and certain acquisition-related costs	13	2	*	280	10	*
Interest expense	29	29	—	86	87	(1)
Other (income)/deductions–net	(2)	4	*	—	13	(100)
Income before provision for taxes on income	273	238	15	476	665	(28)
Provision for taxes on income	83	71	17	157	204	(23)
Net income before allocation to noncontrolling interests	190	167	14	319	461	(31)
Less: Net income attributable to noncontrolling interests	1	1	—	2	4	(50)
Net income attributable to Zoetis	$189	$166	14	$317	$457	(31)

Earnings per share—basic	$0.38	$0.33	15	$0.63	$0.91	(31)

Earnings per share—diluted	$0.38	$0.33	15	$0.63	$0.91	(31)

Weighted-average shares used to calculate earnings per share (in thousands)
Basic	499,239	501,453		500,186	500,887
Diluted	501,653	502,445		502,480	501,610

* Calculation not meaningful.

(a)
The condensed consolidated statements of income present the three and nine months ended September 27, 2015 and September 28, 2014. Subsidiaries operating outside the United States are included for the three and nine months ended August 23, 2015 and August 24, 2014.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended September 27, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$1,214	$—	$—	$—	$1,214
Cost of sales(c)	421	(2)	—	(10)	409
Gross profit	793	2	—	10	805
Selling, general and administrative expenses(c)	374	—	—	(28)	346
Research and development expenses(c)	91	—	—	—	91
Amortization of intangible assets(d)	15	(11)	—	—	4
Restructuring charges and certain acquisition-related costs	13	—	(5)	(8)	—
Interest expense	29	—	—	—	29
Other (income)/deductions–net	(2)	—	(1)	—	(3)
Income before provision for taxes on income	273	13	6	46	338
Provision for taxes on income	83	4	—	(2)	85
Income from continuing operations	190	9	6	48	253
Net income attributable to noncontrolling interests	1	—	—	—	1
Net income attributable to Zoetis	189	9	6	48	252
Earnings per common share attributable to Zoetis–diluted(e)	0.38	0.02	0.01	0.09	0.50

	Quarter ended September 28, 2014
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$1,210	$—	$—	$—	$1,210
Cost of sales(c)	434	(2)	—	(3)	429
Gross profit	776	2	—	3	781
Selling, general and administrative expenses(c)	394	1	—	(29)	366
Research and development expenses(c)	93	—	—	—	93
Amortization of intangible assets(d)	16	(12)	—	—	4
Restructuring charges and certain acquisition-related costs	2	—	(1)	(1)	—
Interest expense	29	—	—	—	29
Other (income)/deductions–net	4	—	—	(5)	(1)
Income before provision for taxes on income	238	13	1	38	290
Provision for taxes on income	71	4	1	6	82
Income from continuing operations	167	9	—	32	208
Net income attributable to noncontrolling interests	1	—	—	—	1
Net income attributable to Zoetis	166	9	—	32	207
Earnings per common share attributable to Zoetis–diluted(e)	0.33	0.02	—	0.06	0.41

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months ended September 27, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)		Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$3,491	$—	$—		$—	$3,491
Cost of sales(c)	1,242	(7)	—		(35)	1,200
Gross profit	2,249	7	—		35	2,291
Selling, general and administrative expenses(c)	1,107	—	—		(98)	1,009
Research and development expenses(c)	255	(1)	—		—	254
Amortization of intangible assets(d)	45	(33)	—		—	12
Restructuring charges and certain acquisition-related costs	280	—	(9)	—	(271)	—
Interest expense	86	—	—		—	86
Other (income)/deductions–net	—	—	(2)		(2)	(4)
Income before provision for taxes on income	476	41	11		406	934
Provision for taxes on income	157	14	(2)		88	257
Income from continuing operations	319	27	13		318	677
Net income attributable to noncontrolling interests	2	—	—		—	2
Net income attributable to Zoetis	317	27	13		318	675
Earnings per common share attributable to Zoetis–diluted(e)	0.63	0.05	0.03		0.63	1.34

	Nine Months ended September 28, 2014
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)		Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$3,465	$—	$—		$—	$3,465
Cost of sales(c)	1,226	(3)	—		(14)	1,209
Gross profit	2,239	3	—		14	2,256
Selling, general and administrative expenses(c)	1,146	1	—		(90)	1,057
Research and development expenses(c)	272	(1)	—		—	271
Amortization of intangible assets(d)	46	(35)	—		—	11
Restructuring charges and certain acquisition-related costs	10	—	(5)		(5)	—
Interest expense	87	—	—		—	87
Other (income)/deductions–net	13	—	—		(18)	(5)
Income before provision for taxes on income	665	38	5		127	835
Provision for taxes on income	204	13	2		25	244
Income from continuing operations	461	25	3		102	591
Net income attributable to noncontrolling interests	4	—	—		—	4
Net income attributable to Zoetis	457	25	3		102	587
Earnings per common share attributable to Zoetis–diluted(e)	0.91	0.05	0.01		0.20	1.17

(a)
The condensed consolidated statements of income present the three and nine months ended September 27, 2015 and September 28, 2014. Subsidiaries operating outside the United States are included for the three and nine months ended August 30, 2015 and August 31, 2014.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP

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adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(e)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Third Quarter		Nine Months
	2015	2014	2015	2014
Integration costs(a)	$5	$1	$9	$5
Other(b)	1	—	2	—
Total acquisition-related costs—pre-tax	6	1	11	5
Income taxes(c)	—	1	(2)	2
Total acquisition-related costs—net of tax	$6	$—	$13	$3

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.

(b)	Included in Other (income)/deductions—net.

(c)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate, as well as a tax charge related to the acquisition of certain assets of Abbott Animal Health.

Certain amounts may reflect rounding adjustments.

(2) Certain significant items include the following:

	Third Quarter		Nine Months
	2015	2014	2015	2014
Operational efficiency initiative(a)	$21	$—	$294	$—
Supply network strategy(b)	3	—	23	—
Other restructuring charges and cost-reduction/productivity initiatives(c)	—	1	—	5
Certain asset impairment charges(d)	—	6	2	6
Stand-up costs(e)	22	32	84	106
Net gain on sale of assets(f)	—	—	—	(3)
Other(g)	—	(1)	3	13
Total certain significant items—pre-tax	46	38	406	127
Income taxes(h)	(2)	6	88	25
Total certain significant items—net of tax	$48	$32	$318	$102

(a)
Includes restructuring charges of $8 million related to asset impairments for the three months ended September 27, 2015 and restructuring charges of $261 million related to employee termination costs ($228 million) and asset impairments ($33 million) for the nine months ended September 27, 2015, included in Restructuring charges and certain acquisition-related costs. Also includes inventory write-offs of $5 million for the three and nine months ended September 27, 2015, included in Cost of sales, and $8 million and $28 million primarily related to consulting fees for the three and nine months ended September 27, 2015, respectively, included in Selling, general and administrative expenses.

(b)
Includes restructuring charges of $10 million related to employee termination costs ($9 million) and asset impairments ($1 million) for the nine months ended September 27, 2015, included in Restructuring charges and certain acquisition-related costs. Also includes charges of $3 million and $13 million primarily related to consulting fees for the three and nine months ended September 27, 2015, respectively, included in Cost of sales.

(c)	Amounts related to our cost-reduction/productivity initiatives and were included in Restructuring charges and certain acquisition-related costs.

(d)
Included in Other (income)/deductions—net. For the nine months ended September 27, 2015, represents an impairment of IPR&D assets related to the termination of a canine oncology project. For the three and nine months ended September 28, 2014, represents an impairment charge related to an IPR&D project acquired with the FDAH acquisition in 2009.

(e)
Represents certain nonrecurring costs related to becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, and certain legal registration and patent assignment costs. Included in Cost of sales ($2 million and $16 million) and Selling, general and administrative expenses ($20 million and $68 million) for the three and nine months ended September 27, 2015, respectively. Included in Cost of sales ($3 million and $14 million) and Selling, general and administrative expenses ($29 million and $90 million), and Other (income)/deductions—net ($0 million and $2 million) for the three and nine months ended September 28, 2014, respectively.

(f)	For the nine months ended September 28, 2014, represents the Zoetis portion of a net gain on the sale of land by our Taiwan joint venture, included in Other (income)/deductions—net .

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(g)
The nine months ended September 27, 2015, includes charges due to unusual investor-related activities in Selling, general and administrative expenses ($3 million). The nine months ended September 28, 2014, primarily includes a reserve associated with a commercial settlement in Mexico ($13 million), partially offset by the insurance recovery ($1 million income), and a pension plan settlement charge related to the divestiture of a manufacturing plant ($4 million), partially offset by an insurance recovery of litigation related charges ($2 million income), in Other (income)/deductions—net.

(h)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. The nine months ended September 27, 2015 also includes a net tax benefit related to the revaluation of deferred taxes and other deferred tax adjustments.

Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2015	2014	Total	Foreign Exchange	Operational
Adjusted cost of sales	$409	$429	(5)%	(12)%	7%
as a percent of revenue	33.7%	35.5%	NA	NA	NA
Adjusted SG&A expenses	346	366	(5)%	(8)%	3%
Adjusted R&D expenses	91	93	(2)%	(5)%	3%
Adjusted net income attributable to Zoetis	252	207	22%	(9)%	31%

	Nine Months		% Change
	2015	2014	Total	Foreign Exchange	Operational
Adjusted cost of sales	$1,200	$1,209	(1)%	(10)%	9%
as a percent of revenue	34.4%	34.9%	NA	NA	NA
Adjusted SG&A expenses	1,009	1,057	(5)%	(8)%	3%
Adjusted R&D expenses	254	271	(6)%	(3)%	(3)%
Adjusted net income attributable to Zoetis	675	587	15%	(7)%	22%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and nine months ended September 27, 2015 and September 28, 2014 are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items.

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ZOETIS INC.
2015 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2015
Revenue	$4,700 to $4,750
Operational growth	6.5% to 7.5%
Adjusted cost of sales as a percentage of revenue(a)	Approximately 35%
Adjusted SG&A expenses(a)	$1,375 to $1,405
Adjusted R&D expenses(a)	$350 to $370
Adjusted interest expense and other (income)/deductions(a)	Approximately $110
Adjusted EBIT margin(a)	Approximately 28%
Effective tax rate on adjusted income(a)	Approximately 28%
Adjusted diluted EPS(a)	$1.70 to $1.74
Adjusted net income(a)	$855 to $875
Operational growth	16% to 19%
Certain significant items(b) and acquisition-related costs	$470 to $490
Reported diluted EPS	$0.82 to $0.89

A reconciliation of 2015 adjusted net income and adjusted diluted EPS guidance to 2015 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2015 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$855 - $875	~$1.70 - $1.74
Purchase accounting adjustments	~(40)	~(0.08)
Certain significant items(b) and acquisition-related costs	~(385 - 400)	~(0.77 - 0.80)
Reported net income attributable to Zoetis/diluted EPS guidance	~$415 - $450	~$0.82 - $0.89

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Primarily includes certain nonrecurring costs related to restructuring and other charges for the operational efficiency initiative and supply network strategy, becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, and certain legal registration and patent assignment costs.

13 |

ZOETIS INC.
2016 - 2017 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	2016	2017
Revenue	$4,750 to $4,875	$5,025 to $5,225
Operational growth	3% to 5%	4% to 9%
Adjusted cost of sales as a percentage of revenue(a)	33% to 34%	32% to 33%
Adjusted SG&A expenses(a)	$1,310 to $1,360	$1,270 to $1,360
Adjusted R&D expenses(a)	$360 to $380	$360 to $380
Adjusted interest expense and other (income)/deductions(a)	Approximately $150	Approximately $150
Adjusted EBIT margin(a)	Approximately 31%	Approximately 34%
Effective tax rate on adjusted income(a)	Approximately 28%	Approximately 28%
Adjusted diluted EPS(a)	$1.84 to $1.94	$2.24 to $2.38
Adjusted net income(a)	$925 to $975	$1,125 to $1,195
Operational growth	14% to 20%	18% to 26%
Certain significant items(b) and acquisition-related costs	$130 to $180	$50 to $80
Reported diluted EPS(c)	$1.50 to $1.68	$2.04 to $2.22

A reconciliation of 2016 and 2017 adjusted net income and adjusted diluted EPS guidance to 2016 and 2017 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2016 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$925 - $975	~$1.84 - $1.94
Purchase accounting adjustments	~(45)	~(0.09)
Certain significant items(b) and acquisition-related costs	~(85 - 125)	~(0.17 - 0.25)
Reported net income attributable to Zoetis/diluted EPS guidance(c)	~$755 - $845	~$1.50 - $1.68

Full-Year 2017 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$1,125 - $1,195	~$2.24 - $2.38
Purchase accounting adjustments	~(45)	~(0.09)
Certain significant items(b) and acquisition-related costs	~(35 - 55)	~(0.07 - 0.11)
Reported net income attributable to Zoetis/diluted EPS guidance(c)	~$1,025 - $1,115	~$2.04 - $2.22

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense, adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Primarily includes certain nonrecurring costs related to restructuring and other charges for the operational efficiency initiative and supply network strategy, becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, and certain legal registration and patent assignment costs.

(c)	Includes preliminary estimate of purchase price allocation for PHARMAQ.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2015	2014	Total	Foreign Exchange	Operational
Revenue:
Livestock	$750	$790	(5)%	(10)%	5%
Companion Animal	451	408	11%	(7)%	18%
Contract Manufacturing	13	12	8%	(5)%	13%
Total Revenue	$1,214	$1,210	—%	(9)%	9%

U.S.
Livestock	$348	$308	13%	—%	13%
Companion Animal	284	224	27%	—%	27%
Total U.S. Revenue	$632	$532	19%	—%	19%

International
Livestock	$402	$482	(17)%	(17)%	—%
Companion Animal	167	184	(9)%	(16)%	7%
Total International Revenue	$569	$666	(15)%	(17)%	2%

Livestock:
Cattle	$432	$437	(1)%	(9)%	8%
Swine	163	179	(9)%	(10)%	1%
Poultry	132	147	(10)%	(10)%	—%
Other	23	27	(15)%	(15)%	—%
Total Livestock Revenue	$750	$790	(5)%	(10)%	5%

Companion Animal:
Horses	$35	$38	(8)%	(10)%	2%
Dogs and Cats	416	370	12%	(8)%	20%
Total Companion Animal Revenue	$451	$408	11%	(7)%	18%

(a)	Beginning in the second quarter of 2015, we changed our segment reporting structure. The prior period presentation has been revised to reflect the new segment reporting structure.
Certain amounts and percentages may reflect rounding adjustments.

15 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2015	2014	Total	Foreign Exchange	Operational
Revenue:
Livestock	$2,155	$2,199	(2)%	(9)%	7%
Companion Animal	1,299	1,227	6%	(6)%	12%
Contract Manufacturing	37	39	(5)%	(7)%	2%
Total Revenue	$3,491	$3,465	1%	(8)%	9%

U.S.
Livestock	$903	$795	14%	—%	14%
Companion Animal	789	675	17%	—%	17%
Total U.S. Revenue	$1,692	$1,470	15%	—%	15%

International
Livestock	$1,252	$1,404	(11)%	(14)%	3%
Companion Animal	510	552	(8)%	(15)%	7%
Total International Revenue	$1,762	$1,956	(10)%	(14)%	4%

Livestock:
Cattle	$1,201	$1,207	—%	(8)%	8%
Swine	495	496	—%	(9)%	9%
Poultry	399	428	(7)%	(8)%	1%
Other	60	68	(12)%	(15)%	3%
Total Livestock Revenue	$2,155	$2,199	(2)%	(9)%	7%

Companion Animal:
Horses	$117	$127	(8)%	(7)%	(1)%
Dogs and Cats	1,182	1,100	7%	(7)%	14%
Total Companion Animal Revenue	$1,299	$1,227	6%	(6)%	12%

(a)	Beginning in the second quarter of 2015, we changed our segment reporting structure. The prior period presentation has been revised to reflect the new segment reporting structure.
Certain amounts and percentages may reflect rounding adjustments.

16 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2015	2014	Total	Foreign Exchange	Operational
Total International	$569	$666	(15)%	(17)%	2%
Australia	40	47	(15)%	(20)%	5%
Brazil	54	71	(24)%	(36)%	12%
Canada	35	39	(10)%	(15)%	5%
China	30	24	25%	1%	24%
France	24	40	(40)%	(13)%	(27)%
Germany	27	34	(21)%	(19)%	(2)%
Italy	21	26	(19)%	(17)%	(2)%
Japan	23	17	35%	(21)%	56%
Mexico	19	20	(5)%	(16)%	11%
Spain	21	23	(9)%	(19)%	10%
United Kingdom	43	42	2%	(10)%	12%
Other Developed	68	84	(19)%	(17)%	(2)%
Other Emerging	164	199	(18)%	(12)%	(6)%

	Nine Months		% Change
	2015	2014	Total	Foreign Exchange	Operational
Total International	$1,762	$1,956	(10)%	(14)%	4%
Australia	109	125	(13)%	(16)%	3%
Brazil	185	218	(15)%	(27)%	12%
Canada	117	130	(10)%	(12)%	2%
China	94	80	18%	—%	18%
France	77	114	(32)%	(14)%	(18)%
Germany	86	107	(20)%	(17)%	(3)%
Italy	66	77	(14)%	(17)%	3%
Japan	75	78	(4)%	(14)%	10%
Mexico	55	62	(11)%	(14)%	3%
Spain	60	67	(10)%	(18)%	8%
United Kingdom	122	121	1%	(9)%	10%
Other Developed	211	242	(13)%	(14)%	1%
Other Emerging	505	535	(6)%	(11)%	5%

Certain amounts and percentages may reflect rounding adjustments.

17 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2015	2014	Total	Foreign Exchange	Operational
U.S.:
Revenue	$632	$532	19%	—%	19%
Cost of Sales	147	126	17%	—%	17%
Gross Profit	485	406	19%	—%	19%
Gross Margin	76.7%	76.3%
Operating Expenses	100	93	8%	—%	8%
Other (income)/deductions	(1)	—	*	—%	*
U.S. Earnings	$386	$313	23%	—%	23%

International:
Revenue	$569	$666	(15)%	(17)%	2%
Cost of Sales	209	241	(13)%	(13)%	—%
Gross Profit	360	425	(15)%	(18)%	3%
Gross Margin	63.3%	63.8%
Operating Expenses	137	168	(18)%	(16)%	(2)%
Other (income)/deductions	4	2	100%	*	*
International Earnings	$219	$255	(14)%	(21)%	7%

Total Reportable Segments	$605	$568	7%	(9)%	16%

Other business activities(b)	(73)	(76)	(4)%
Reconciling Items:
Corporate(c)	(138)	(142)	(3)%
Purchase accounting adjustments(d)	(13)	(13)	—%
Acquisition-related costs(e)	(6)	(1)	*
Certain significant items(f)	(46)	(38)	21%
Other unallocated(g)	(56)	(60)	(7)%
Total Earnings(h)	$273	$238	15%

* Calculation not meaningful.

(a)
Beginning in the second quarter of 2015, we changed our segment reporting structure and recategorized certain costs that are not allocated to our operating segments. The prior period presentation has been revised to reflect the new segment reporting structure.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(c)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to intangible assets and property, plant and equipment not charged to our operating segments.

(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

(f)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(g)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(h)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2015	2014	Total	Foreign Exchange	Operational
U.S.:
Revenue	$1,692	$1,470	15%	—%	15%
Cost of Sales	399	343	16%	—%	16%
Gross Profit	1,293	1,127	15%	—%	15%
Gross Margin	76.4%	76.7%
Operating Expenses	274	278	(1)%	—%	(1)%
Other (income)/deductions	(1)	—	*	—%	*
U.S. Earnings	$1,020	$849	20%	—%	20%

International:
Revenue	$1,762	$1,956	(10)%	(14)%	4%
Cost of Sales	638	701	(9)%	(11)%	2%
Gross Profit	1,124	1,255	(10)%	(15)%	5%
Gross Margin	63.8%	64.2%
Operating Expenses	423	490	(14)%	(14)%	—%
Other (income)/deductions	10	5	100%	60%	40%
International Earnings	$691	$760	(9)%	(17)%	8%

Total Reportable Segments	$1,711	$1,609	6%	(8)%	14%

Other business activities(b)	(208)	(224)	(7)%
Reconciling Items:
Corporate(c)	(392)	(389)	1%
Purchase accounting adjustments(d)	(41)	(38)	8%
Acquisition-related costs(e)	(11)	(5)	*
Certain significant items(f)	(406)	(127)	*
Other unallocated(g)	(177)	(161)	10%
Total Earnings(h)	$476	$665	(28)%
* Calculation not meaningful.

(a)
Beginning in the second quarter of 2015, we changed our segment reporting structure and recategorized certain costs that are not allocated to our operating segments. The prior period presentation has been revised to reflect the new segment reporting structure.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(c)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to intangible assets and property, plant and equipment not charged to our operating segments.

(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

(f)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(g)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(h)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

19 |